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EXHIBIT 15.1

(PricewaterhouseCoopers LLP Letterhead)
(Minneapolis, MN)

July 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

    We are aware that our report dated April 24, 2001 on our reviews of the interim financial information of Imation Corp. (the Company) for the three months ended March 31, 2001 and 2000, and included in the Company's quarterly report on Form 10-Q for the three months ended March 31, 2001, is incorporated by reference in the Company's Registration Statement on Form S-8 relating to the Imation Corp. 2000 Stock Incentive Plan.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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EXHIBIT 15.1